As filed with the United States Securities and Exchange Commission on April 25, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

NEOGAMES S.A.
(Exact Name of Registrant as Specified in its Charter)

Grand Duchy of Luxembourg	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Habarzel Street
Tel Aviv, 6971014
Israel
(Address, including zip code, of principal executive offices)

2020 Incentive Award Plan
 (Full title of the plan)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
302-738-6680
(Name, address and telephone number, including area code, of agent for service)

Copies to
Irina Yevmenenko Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200	Ron Ben-Menachem Herzog Fox & Neeman Herzog Tower 6 Yitzhak Sadeh St. Tel Aviv 6777506, Israel Tel: +972(3) 692-2020 Fax: +972(3) 696-6464

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 1,516,467 Ordinary Shares, no par value (“Ordinary Shares”) of NeoGames S.A. (the “Company,” the “Registrant,” “we” or “us”), issuable under the NeoGames S.A. 2020 Incentive Award Plan (the “2020 Plan”), representing an automatic increase effective as of each of January 1, 2021 and January 1, 2022, for which a Registration Statement of the Registrant on Form S-8 (File No. 333-251103) is effective.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statement on form S-8 (File No. 333-251103) is incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(i) the Company’s Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Commission on April 14, 2022 (File No. 001-39721); and

(ii) the description of the Registrant’s Ordinary Shares contained in the Registrant’s registration statement on Form 8-A (File No. 001-39721), filed by the Registrant with the SEC under Section 12(b) of the Exchange Act, on November 18, 2020, including any amendments or reports filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain Reports on Form 6-K furnished by the Registrant to the Commission (which indicate that they are incorporated herein by reference) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description of Exhibit

3.1
Amended and Restated Articles of Association of NeoGames S.A., as currently in effect (filed as Exhibit 1.1 to NeoGames S.A.’s Form F-20 filed on April 14, 2022, File No. 001-39721, and incorporated herein by reference).

5.1*	Opinion of Allen & Overy S.C.S.

23.1*	Consent of Ziv Haft, a member firm of BDO, dated as of April 25, 2022.

23.2*	Consent of Allen & Overy S.C.S. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	NeoGames S.A. 2020 Incentive Award Plan (filed as Exhibit 10.8 to NeoGames S.A.’s Form F-1 filed on November 12, 2020, File No. 333-249683, and incorporated herein by reference).

107*	Filing fee table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel, on April 25, 2022.

NEOGAMES S.A.

By:	/s/ Moti Malul
Moti Malul
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Moti Malul and Raviv Adler, and each of them severally, his or her true and lawful attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Moti Malul Moti Malul	Chief Executive Officer, Co-Managing Director and Director (Principal Executive Officer)	April 25, 2022

/s/ Raviv Adler Raviv Adler	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 25, 2022

/s/ Barak Matalon Barak Matalon	Director	April 25, 2022

/s/ Aharon Aran Aharon Aran	Director	April 25, 2022

/s/ Laurent Teitgen Laurent Teitgen	Director	April 25, 2022

/s/ John E. Taylor John E. Taylor	Chairman of the Board and Director	April 25, 2022

/s/ Lisbeth McNabb Lisbeth McNabb	Director	April 25, 2022

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the registrant’s duly authorized representative has signed the registration statement on Form S-8, in Newark, Delaware, on April 25, 2022.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative in the United States